SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 April 30, 1998


                         STATEFED FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its Charter)



    Delaware                        0-22790                    42-1410788
(State or other               (Commission File No.)     (IRS Identification No.)
jurisdiction of
incorporation)



519 Sixth Avenue, Des Moines, Iowa                             50309-2473
(Address of principal executive offices)                        (Zip Code)



       Registrant's telephone number, including area code: (515) 282-0236



                                       N/A
          (Former name or former address, if changed since last report)


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Item 5.  Other Events

         On April 30, 1998, the Registrant issued the attached press release.

Items 7.  Financial Statements and Exhibits

         (a)   Exhibit

                1.  Press release, dated April 30, 1998









                                       2.

                                   SIGNATURES

     Pursuant to the requirements of the Securities exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            STATEFED FINANCIAL CORPORATION


Date:  May 6, 1998                          By:
                                                -----------------------------
                                                   John F. Golden
                                                   Chief Executive Officer











                                       3.


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                                    EXHIBIT I







                                       4.

For Further Information Contact:                           For Immediate Release
         John F. Golden, President and CEO                        April 30, 1998
         StateFed Financial Corporation
         519 Sixth Avenue
         Des Moines, Iowa 50309
         Phone: (515) 282-0236



                         STATEFED FINANCIAL CORPORATION
                         ANNOUNCES 3RD QUARTER EARNINGS

     Des Moines, Iowa (NASDAQ: "SFFC") ------ StateFed Financial Corporation, the parent company for State Federal Savings and Loan Association of Des Moines, today announced financial results for the quarter ended March 31, 1998. For the three month period ended March 31, 1998, the company reported net income of $267,975 as compared to $267,100 for the same period in 1997, an increase of $875. The increase in net earnings was primarily due to an increase in non-interest income of $42,433, and a decrease in income tax expense of $19,355, partially offset by an increase in non-interest expense of $60,770.

     For the nine month period ended March 31, 1998, the company reported net income of $765,456 as compared to $589,364 for the same period in 1997, an increase of $176.092. The increase in net earnings was primarily due to a decrease in non-interest expense of $207,127, an increase in non-interest income of $30,777, and an increase in net interest income of $1,423, offset by an increase in income tax expense of $63,235. The decrease in non-interest expense was primarily the result of a one-time SAIF special assessment of $291,300, paid during the nine month period in 1997.


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     The book value of StateFed  Financial  Corporation  increased to $10.16 per share at March 31, 1998. Earnings per share for the third quarter ended March 31, 1998 were 18 cents per share, the earnings per share for the third quarter ended March 3l, 1997 were also 18 cents per share. For the nine month period ending March 31, 1998 the diluted earnings per share were 50 cents per share as compared to 38 cents per share during the same nine month period in 1997.

                                                                   Continued


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                      SELECTED CONSOLIDATED FINANCIAL DATA
                 StateFed Financial Corporation and Subsidiary
                                   Unaudited



                                Three Months Ended        Nine Months Ended
                                     March 31                  March 31
                             -----------------------   -----------------------
                                1998         1997         1998         1997
                             ----------   ----------   ----------   ----------

OPERATIONS DATA
Total interest income ....   $1,714,997   $1,633,025   $5,120,881   $4,780,095

Total interest expense ...   $1,012,213   $  930,098   $3,012,882   $2,673,519
                             ----------   ----------   ----------   ----------

Net interest income ......   $  702,784   $  702,927   $2,107,999   $2,106,576

Provision for loan losses    $    6,000   $    6,000   $   18,000   $   18,000
                             ----------   ----------   ----------   ----------

Net interest income after
provision for loan losses    $  696,784   $  696,927   $2,089,999   $2,088,576

Non-interest income:

Real estate operations ...   $  111,246   $   99,637   $  311,500   $  311,337

Other non-interest income    $   52,327   $   21,503   $   94,628   $   64,014
                             ----------   ----------   ----------   ----------

Total non-interest income    $  163,573   $  121,140   $  406,128   $  375,351

Total non-interest expense   $  465,017   $  404,247   $1,349,576   $1,556,703
                             ----------   ----------   ----------   ----------

Income before income taxes   $  395,340   $  413,820   $1,146,551   $  907,224

Income tax expense .......   $  127,365   $  146,720   $  381,095   $  317,860
                             ----------   ----------   ----------   ----------

Net Income ...............   $  267,975   $  267,100   $  765,456   $  589,364
                             ==========   ==========   ==========   ==========

Earnings per share .......   $     0.18   $     0.18   $     0.52   $     0.40

Diluted earnings per share   $     0.17   $     0.17   $     0.50   $     0.38

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                         STATEFED FINANCIAL CORPORATION
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        March 31, 1998 and June 30, 1997

        ASSETS                                     (Unaudited)
                                                  March 31, 1998   June 30, 1997

Cash and amounts due from depository institutions  $  9,253,887    $  3,634,086
Investments in certificates of deposit             $  1,481,421    $  4,435,425
Investment securities                              $  3,176,832    $  3,477,168
Loans receivable, net                              $ 69,535,001    $ 68,177,746
Real estate acquired for development               $    225,935    $    435,484
Real estate held for investment, net               $  2,263,352    $  1,933,532
Property acquired in settlement of loans           $    197,397    $    333,939
Office property and equipment, net                 $  1,605,842    $  1,418,982
Federal Home Loan Bank stock, at cost              $    950,000    $    950,000
Accrued interest receivable                        $    544,990    $    567,478
Prepaid expenses and other assets                  $    338,500    $    314,754
                                                   ------------    ------------
        TOTAL ASSETS                               $ 89,573,157    $ 85,678,594
                                                   ============    ============


       LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits                                           $ 54,042,725    $ 50,345,972
Advances from Federal Home Loan Bank               $ 18,986,059    $ 19,000,000
Advances from borrowers for taxes and insurance    $     24,927    $    490,053
Accrued interest payable                           $     69,577    $    128,881
Dividends payable                                  $     78,145    $     78,372
Income taxes:current and deferred                  $    203,054    $    200,327
Other liabilities                                  $    281,809    $    201,982
                                                   ------------    ------------
        TOTAL LIABILITIES                          $ 73,686,296    $ 70,445,587
                                                   ------------    ------------

Stockholders' equity:
Common stock                                       $      8,905    $      8,905
Additional paid-in capital                         $  8,457,806    $  8,398,857
Unearned compensation - restricted stock awards    $   (359,086)   $   (423,576)
Unrealized gain (loss) on investments              $    162,069    $     57,462
Treasury stock                                     $ (1,666,618)   $ (1,560,859)
Retained earnings - substantially restricted       $  9,283,785    $  8,752,218

   TOTAL STOCKHOLDERS' EQUITY                      $ 15,886,861    $ 15,233,007
                                                   ------------    ------------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $ 89,573,157    $ 85,678,594
                                                   ============    ============